Exhibit 10.2


                              CONSULTANCY AGREEMENT
                              ---------------------


         THIS CONSULTANCY AGREEMENT ("Agreement") is made as of the 1st day of October, 2008 by and between McDermott Incorporated, a corporation existing under the laws of Delaware and having an office at 777 N. Eldridge Parkway, Houston, TX 77079-4411 (the "Company"), and Bruce W. Wilkinson of 715 Hunters Grove Lane, Houston, TX 770249 (the "Consultant").

         WHEREAS the Company wishes to engage the services of the Consultant as specified herein, and the Consultant desires to undertake the rendition of such services:

         NOW, THEREFORE, the parties agree as follows:

 1. Description of Services - As requested by the Company, the Consultant shall serve as a special consultant furnishing advice, consultation and related services pertaining to assisting the Board of Directors and Leadership Team in successful business continuity after his departure, including but not limited to:

         - facilitating relationship continuity and continued interface with key customers and investors;

         - working with Company leadership to promote business continuity during organization transformation;

         - assisting McDermott Leadership Team in the successful integration of existing merger and acquisition opportunities undertaken during his tenure;

         - leveraging knowledge and relationships to assist in near term transformation of new organization; and

         - any other activities as specifically directed by the Company.

2. Status - During the term of this Agreement, Consultant shall be an independent contractor and shall not be an employee of the Company. The Company shall not be entitled to exercise supervision over the details or methods of performance by Consultant hereunder or to require adherence to specific procedures in performing services hereunder. Except as provided herein, Consultant shall not be subject to rules or regulations applicable to Company's employees or any established work schedule or routine or other supervision of or direction by Company, as to hours worked or otherwise, provided, however, that all services rendered hereunder shall be so rendered to the satisfaction of Company. Consultant shall not have authority to obligate the Company to any Agreement or to exercise any supervision or direction over the
         Company's employees. Since the Consultant is not an employee of the Company, he is not entitled to participate in any of the Company's employee benefit plans, insurance coverages or programs, or other employee programs; provided, however, notwithstanding any other provision in this Agreement, if the Consultant was previously employed by the Company, the retirement and other benefits that he may be entitled to as a result of said previous employment with the Company shall continue uninterrupted in accordance with the terms and conditions of each respective benefit plan or other program and such benefits shall not be affected by nor have any relationship to this Agreement.

3. Compensation - The Consultant's individual contact shall be the General Counsel, or its designee, who shall be responsible for transmitting requests for such advice and consultation from the Company where necessary to enable the Consultant to carry out his responsibilities hereunder. Promptly following the execution of this Agreement, Consultant will receive a one-time payment of $2,000,000. Through March 31, 2009 (the "Initial Period"), Company agrees to pay $31,250.00 per month, which amount will be payable on the last day of each calendar month of the Initial Period. During each calendar month of the Initial Period for which the Consultant has provided services to the Company under this Agreement, the Company also agrees to pay the Consultant $2,900.00 for each day or partial day in excess of 10 days in which the Consultant provides services to the Company hereunder. The Company and Consultant may mutually agree to extend the Initial Period as necessary.

         For services rendered beyond the Initial Period, Company agrees to pay Consultant a per diem of $2,900.00 for each day or partial day in which the Consultant provides services to the Company under this Agreement.

         The Company also agrees to reimburse Consultant actual reasonable costs and expenses of travel, meals and lodging necessarily incurred by the Consultant in rendering services hereunder, but not any other fees, costs, or expenses. The Consultant shall submit a statement for each month in which services are rendered showing costs, expenses and per diems payable with respect to services rendered during such month. The Company agrees to remit to the Consultant the appropriate amount upon receipt of such invoices. The Consultant will be responsible for income or other taxes assessed on his receipt of the monthly fee, per diems or expense reimbursement from the Company.

4. Security and Non-Disclosure of Information - The Consultant shall be responsible for, and bear the expense of, compliance with governmental laws and regulations applicable to the procurement, utilization or production of information in connection with the furnishing of services hereunder. The Consultant shall keep secret and confidential such information pertaining to the Company, its activities, products, organization or internal affairs as the Consultant may acquire during the term of the Agreement. The Consultant shall not, during such term, aid any individual or organization in competition with the Company regarding matters or subjects similar or related to those referred to in Section 1 hereof. Consultant agrees that during the term of this Consultant Agreement he will refrain from performing any act or engaging in any course of conduct which has or may reasonably have the effect of demeaning the name or business reputation of the Company or affects adversely or may reasonably affect adversely the Company's best interests, economic or otherwise. Consultant also acknowledges that applicable securities laws prohibit the trading of Company securities while in possession of any material non-public information, including information concerning the financial condition, results of operations, business or prospects of the Company.

5. Property and Information - All property and information, including but not limited to reports, findings, recommendations, plans, data, and memoranda of every description, and all copies thereof, furnished to the Consultant or developed in the course of or relating to the services rendered hereunder shall be the property of the Company and the Consultant shall not retain copies of any such matter or material. The Consultant agrees that all inventions, discovery or improvements (whether patentable or not) made or conceived by the Consultant are and will remain the sole property of the Company. The consultant further agrees to assist the Company in obtaining patents in the Company's name covering any such inventions, discoveries or improvements


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

 6. Law - The Consultant will comply with all applicable laws and regulations in the course of his activities on the Company's behalf. This contract shall be constructed and governed under the laws of the State of Texas.

 7. Code of Business Conduct - The Consultant expressly acknowledges that he has received and reviewed the McDermott International Code of Business Conduct (2006 Printing). The Consultant will conform his activities undertaken for or on behalf of the Company consistent with the principles of the highest ethical behavior as described therein.

8. Reports - The Consultant agrees that upon request, he will file periodic reports on Consultant's activities on the Company's behalf.

9.       Indemnity  - Company  agrees to protect,  hold  harmless,  defend,  and indemnify Consultant from and against any and all claims, suits, and demands, of any kind whatsoever, by whomsoever asserted, as a result of, or arising from, the activities of Consultant under this Agreement; provided however that the Company shall have no liability or responsibility under this provision for any such claim, suit, or demand resulting from the gross negligence or intentional misconduct of Consultant.

10. Conflict of Interest - The Consultant agrees that it is not presently engaged and will not engage during the term of this Agreement in any activity which might reasonably create a conflict of interest between the Consultant and the Company or which might reasonably and adversely affect the Consultant's judgment with respect to the business of the Company. Consultant further agrees that it will accept no payment from any competitor or supplier of materials or services, customer, borrower, or lender of the Company.

11. Term - This Agreement shall be effective through September 30, 2009. Either party may terminate this Agreement upon thirty (30) days advance written notice to the other party. This Agreement will be terminated without further liability or obligation on the part of the Company should the Consultant breach any of the terms or covenants of this Agreement.

12.      General
         a. Failure on the part of either party (the "first party") to insist on strict compliance by the other with any provisions of this Agreement shall not constitute a waiver of the other party's obligations in respect thereof, or of the first party's right hereunder to require strict compliance therein in the future.

         b. This Agreement sets forth the entire understanding of the parties as to the matters included herein, and can be amended or extended only by written Agreement signed by both parties.


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

         c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and permitted assigns, and Consultant shall not convey or assign his rights or obligations hereunder without the prior written consent of the Company.

         d. The obligations set forth in this Agreement are severable and divisible, and any clause or portion not enforceable thereof shall not cause the remainder of such clause or of the other obligations contained herein from being enforceable.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


McDERMOTT INCORPORATED                         CONSULTANT




/s/ Preston Johnson, Jr.                       /s/ Bruce W. Wilkinson
------------------------------------------     ---------------------------------
Preston Johnson, Jr.                           Bruce W. Wilkinson
Senior Vice President, Human Resources


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